INDYMAC CERTIFICATE TRUST 2004-2

The undersigned, a duly authorized representative of IndyMac Bank, F.S.B. ("IndyMac Bank"), pursuant to the Pooling and Servicing Agreement dated as of September 1, 2004 (the "Agreement"), among IndyMac ABS, Inc., a Delaware corporation, as mortgage loan transferor (in such capacity, the "Mortgage Loan Transferor"), Lehman ABS Corporation, as certificate trust depositor, IndyMac Bank, F.S.B., a federally chartered bank, as seller and servicer (in such capacity, the "Seller" and "Servicer"), and Deutsche Bank National Trust Company, a national banking association, as Certificate Trustee on behalf of the Class A Certificateholders (in such capacity, the "Certificate Trustee"), does hereby certify that:

IndyMac Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

1. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Certificate Trustee.

2. A review of the activities of the Servicer during the period from the Closing Date to December 31, 2004, and of its performance under the Agreement, was conducted under my supervision.

3. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the period from the Closing Date to December 31, 2004, and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

4. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the period from the Closing
Date to December 31, 2005, which sets forth in detail ( i ) the nature of each such default, ( ii ) the action taken by the Servicer, if any, to remedy each such default and ( iii ) the current status of each such default.

5. None.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 1st day of March 2005.

INDYMAC BANK, F.S.B.
as Servicer,

By:  /s/  John Law
Name:	  John Law
Title:  VP, Division CFO & Controller